EXHIBIT 21.1

BOYD GAMING CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
Boyd Gaming Corporation	Nevada
BGM Co. Inc.	Nevada
East West Gaming, LLC	California
Tides 8, LLC	California
ALST Casino Holdco, LLC	Delaware
Aliante Gaming, LLC dba Aliante Casino + Hotel + Spa	Nevada
Blue Chip Casino, LLC dba Blue Chip Casino Hotel Spa	Indiana
Boyd Acquisition, LLC	Delaware
Boyd Acquisition I, LLC	Delaware
Boyd Acquisition II, LLC	Delaware
Peninsula Gaming, LLC	Delaware
Belle of Orleans, L.L.C. dba Amelia Belle Casino	Louisiana
Diamond Jo, LLC dba Diamond Jo Casino	Delaware
Diamond Jo Worth, LLC dba Diamond Jo Worth	Delaware
Kansas Star Casino, LLC dba Kansas Star Casino	Kansas
Peninsula Gaming Corp.	Delaware
The Old Evangeline Downs, L.L.C. dba Evangeline Downs Racetrack & Casino	Louisiana
OED Acquisition, LLC	Delaware
Boyd Atlantic City, Inc.	New Jersey
Boyd Central Region, Inc.	Nevada
Boyd Corporate Campus, LLC	Nevada
Boyd Development Corporation	Nevada
Boyd FSE, Inc.	Nevada
Boyd Gaming Japan Development Co.	Nevada
Boyd Interactive Gaming, Inc.	Nevada
Boyd Interactive Gaming, L.L.C.	Nevada
IA - IPR Holdings LLC	Nevada
Boyd Louisiana Racing, L.L.C.	Louisiana
Boyd Racing, L.L.C. dba Delta Downs Racetrack Hotel & Casino	Louisiana
Red River Entertainment of Shreveport, L.L.C. dba Sam's Town Shreveport	Louisiana
Treasure Chest Casino, L.L.C. dba Treasure Chest Casino	Louisiana
Boyd Office Building, Inc.	Nevada
Boyd Pennsylvania, Inc.	Pennsylvania
Boyd Pennsylvania Partners, LP	Pennsylvania
Boyd Rhode Island, Inc.	Nevada
Boyd Robinsonville, Inc.	Mississippi
Boyd Shared Services Inc. dba Boyd Linen and Uniform Services	Nevada
Boyd TCIV, LLC	Nevada
Ameristar Casino Kansas City, LLC dba Ameristar Casino ٭ Hotel Kansas City	Missouri
Ameristar Casino St. Charles, LLC dba Ameristar Casino ٭ Resort ٭ Spa St. Charles	Missouri
Belterra Resort Indiana LLC dba Belterra Casino Resort	Nevada
Ogle Haus, LLC dba Ogle Haus Inn	Indiana

Subsidiary Name	State or Other Jurisdiction of Incorporation
Boyd (Ohio) PropCo, LLC	Delaware
PNK (Ohio), LLC dba Belterra Park	Ohio
PNK (Ohio) II, LLC	Ohio
PNK (Ohio) III, LLC	Ohio
Boyd TCV GP, LLC	Pennsylvania
Boyd Travel, Inc. dba Vacations Hawaii	Nevada
Coast Vacations, Inc.	Nevada
Boyd Tunica, Inc. dba Sam's Town Hotel and Gambling Hall Tunica	Mississippi
Boyd Biloxi, LLC dba IP Casino Resort Spa	Mississippi
Boyd Florida, LLC	Mississippi
The Aragon Group (1)	Florida
Summersport Enterprises, LLC	Florida
Boyd Sunrise, LLC	Florida
Tunica Golf Course, LLC	Mississippi
California Hotel & Casino dba California Hotel and Casino, Sam's Town Hotel & Gambling Hall	Nevada
1100 Boulder Highway, LLC	Nevada
California Hotel Finance Corporation	Nevada
Echelon Resorts LLC	Nevada
Eldorado, Inc. dba Eldorado Casino and Jokers Wild	Nevada
M.S.W., Inc. dba Main Street Station Hotel and Casino	Nevada
Sam-Will, Inc. dba Fremont Hotel & Casino	Nevada
Coast Casinos, Inc.	Nevada
Coast Hotels & Casinos, Inc. dba The Orleans Hotel and Casino, Gold Coast Hotel and Casino, Suncoast Hotel and Casino	Nevada
BNLV, L.L.C.	Nevada
BCO Gaming, L.L.C.	Nevada
Constellation Insurance Company, Inc.	Hawaii
Echelon Resorts Corporation	Nevada
FGB Development, Inc.	Florida
Lattner Entertainment Group Illinois, LLC	Illinois
Rock Solid Amusements, LLC	Illinois
Nevada Palace, LLC dba Eastside Cannery Casino and Hotel	Nevada
Par-A-Dice Gaming Corporation dba Par-A-Dice Casino	Illinois
The Cannery Hotel and Casino, LLC dba Cannery Casino Hotel	Nevada
Valley Forge Convention Center Partners, LLC dba Valley Forge Casino Resort	Pennsylvania
VF Colonial GP, LLC	Pennsylvania
Valley Forge Colonial, LLC	Pennsylvania

(1) 99% owned by Boyd Florida, LLC; 1% owned by FGB Development, Inc.